Exhibit 99.1

INTERNATIONAL ASSETS TO RESTATE FINANCIAL STATEMENTS

New York – May 23, 2005 – International Assets Holding Corporation (the “Company”; NASDAQ: IAAC) today announced that as a result of the restatement due to a beneficial conversion announced recently and further investigation into the tax effects thereof, it intends to make a contingency reserve for tax purposes and to restate the income tax expense in its financial statements for the fiscal year ended September 30, 2004. This restatement will have no effect on the reported net cash flows for the year.

On May 17, 2005 the Company announced a restatement relating to (a) the beneficial conversion feature embedded in the $12,000,000 7% convertible notes (“the notes”) issued in March 2004 and converted to common stock of the Company in August 2004; (b) certain operating leases of the Company. Following a re-examination of the tax treatment of interest paid to holders of the notes, the Company has concluded that there is insufficient certainty that the Internal Revenue Service will recognize this interest, amounting to $378,000, as being deductible. Accordingly, the Company has decided to adjust for this by increasing income tax expense by $154,000 for the year ended September 30, 2004 and establishing a contingency reserve for an equal amount. As a result of all the restatements the Company will report a net loss of $118,000 for the year ended September 30, 2004.

The previously issued financial statements for the fiscal year ended September 30, 2004 should no longer be relied upon. The Company will file an amended Form 10-KSB for the fiscal year ended September 30, 2004 to reflect the restatement as promptly as practicable.

A further result of the restatement is that the Company has been delayed in filing its Form 10-QSB for the quarter ended March 31, 2005. The Company has accordingly filed a Form 12b-25, Notification of Late Filing, with respect to this filing. The Company will file the Form 10-QSB for the quarter ended March 31, 2005 as promptly as practicable.

About International Asset Holding Corporation (Nasdaq IAAC)

International Assets Holding Corporation and its subsidiaries (the “Company”) form a financial services group focused on select international securities, foreign exchange and commodities markets. We commit our capital and expertise to market-making and trading of international financial instruments, currencies and commodities. The Company’s activities are currently divided into four functional areas — international equities market-making, international debt capital markets, foreign exchange/commodities trading and asset management. Additional information regarding the Company is available on the Company’s web site at www.intlassets.com.

Certain statements in this document may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including adverse changes in economic, political and market conditions, losses from the Company’s market-making and trading activities arising from counterparty failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions, there can be no assurances that the actual results, performance or achievement of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

Contact: Scott Branch, President

International Assets Holding Corporation

New York, NY 10017

Scott Branch, Phone (888) 345-4685 x 335